UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2010
Terreno Realty Corporation
(Exact name of registrant as specified in its charter)

Maryland	001-34603	27-1262675

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
16 Maiden Lane, Fifth Floor
San Francisco, CA 94108
(Address of principal executive offices) (Zip Code)
(415) 655-4580
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On November 19, 2010, Terreno Realty LLC, a wholly-owned subsidiary (the “Borrower”) of Terreno Realty Corporation (the “Company”) and the Company, as parent guarantor, entered into a First Amendment (the “Amendment”) to the Borrower’s $50 million, three-year senior revolving credit facility (the “Credit Facility”) from KeyBank National Association, as administrative agent (the “Administrative Agent”), and KeyBanc Capital Markets Inc., as lead arranger.
     The Amendment, among other things, deletes the LIBOR floor interest rate such that periodic advances under the Credit Facility will pay interest at varying rates, based upon, at the Borrower’s option, either (i) LIBOR, plus the applicable LIBOR margin or (ii) the applicable base rate which is the greater of the Administrative Agent’s prime rate plus 1.00%, 0.50% above the federal funds effective rate, or thirty-day LIBOR plus the applicable LIBOR margin for LIBOR rate loans under the Credit Facility.
     In addition, the Amendment reduces the minimum remaining lease term requirement for borrowing base properties from four years to two years.
     A copy of the Amendment is attached hereto as Exhibit 10.1. The foregoing summary of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Title
10.1*	First Amendment to Senior Revolving Credit Agreement, dated as of November 19, 2010, among Terreno Realty LLC, KeyBank National Association, both individually as a “Lender” and as “Administrative Agent”, KeyBanc Capital Markets as “Lead Arranger,” Terreno Realty Corporation, as “Parent Guarantor”, and the financial institutions which are signatories hereto

*	Filed herewith

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Terreno Realty Corporation
Date: November 22, 2010	By:	/S/ Michael A. Coke
Michael A. Coke
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Title
10.1*	First Amendment to Senior Revolving Credit Agreement, dated as of November 19, 2010, among Terreno Realty LLC, KeyBank National Association, both individually as a “Lender” and as “Administrative Agent”, KeyBanc Capital Markets as “Lead Arranger,” Terreno Realty Corporation, as “Parent Guarantor”, and the financial institutions which are signatories hereto

*	Filed herewith